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                                                                    Exhibit 16.1

                                     Arthur
                                    Andersen



                                                    Arthur Andersen LLP
                                                    8000 Towers Crescent Drive
                                                    Suite 400
                                                    Vienna, VA 22182




February 18, 1999


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K/A dated February 8, 1999 of Shoppers Food Warehouse Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/S/ ARTHUR ANDERSEN LLP




cc:    Mr. Edward Klig, CFO, Shoppers Food Warehouse.